
                         NOTICE OF GUARANTEED DELIVERY
                                       OF
                             SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF

                              GRIFFON CORPORATION

     This form or a facsimile of it must be used to accept the Offer, as defined below, if:

     (a) certificates for common stock, par value $.25 per share (the "Shares"), including the associated Rights (as defined herein), of Griffon Corporation, a Delaware corporation, are not immediately available or certificates for Shares and all other required documents cannot be delivered to the Depositary before the Expiration Time (as defined in Section 1 of the Offer to Purchase, as defined below); or

     (b) Shares cannot be delivered on a timely basis pursuant to the procedure for book-entry transfer.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the Depositary.
See Section 3 of the Offer to Purchase.

                  To:  American Stock Transfer & Trust Company

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
        By Mail, By Hand                  Facsimile Transmission:
    or By Overnight Courier:                  (718) 234-5001
         40 Wall Street                    Confirm by Telephone:
           46th Floor                         (718) 921-8222
    New York, New York 10005

               For Information, Contact Shareholder Relations at:
                                 (800) 937-5449

           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT
               SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A
                 FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE
                     DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Griffon Corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase, dated February 9, 1996 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the
"Offer"), receipt of which is hereby acknowledged,                Shares,
including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement dated April 2, 1986, as amended (the "Rights"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the Rights are redeemed by the Company prior to the Expiration Time (as defined in the Offer), a tender of Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to the Shares shall include the associated Rights.

                                    ODD LOTS

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on February 6, 1996 and who will continue to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares.

     The undersigned either (check one):

     / /was the beneficial owner as of the close of business February 6, 1996 and will continue to be the beneficial owner as of the Expiration Time, of an aggregate of fewer than 100 Shares, all of which are being tendered; or

     / /is a broker, dealer, commercial bank, trust company or other nominee which:

        (a) is tendering, for beneficial owners, Shares with respect to which it is the registered holder; and

        (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner as of the close of business on February 6, 1996 and each such person would continue to be the beneficial owner as of the Expiration Time, of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

     In addition, the undersigned is tendering Shares (check one box):

     / /at the Purchase Price (as defined in the Offer), as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

     / /at the price per Share indicated below under "Price (in Dollars) Per
        Share at Which Shares Are Being Tendered."

                  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS
                  CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS
                      OTHERWISE PROVIDED HEREIN), THERE IS
                          NO PROPER TENDER OF SHARES.

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                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                      IF SHARES ARE BEING TENDERED AT MORE
                         THAN ONE PRICE, USE A SEPARATE
                   INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

                              CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
                NO BOX IS CHECKED (EXCEPT AS OTHERWISE PROVIDED
                 HEREIN), THERE IS NO PROPER TENDER OF SHARES.

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
/ /     $9.500                    / /     $10.000
/ /     $9.625                    / /     $10.125
/ /     $9.750                    / /     $10.250
/ /     $9.875
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

   Certificate Nos. (if available):

   --------------------------------------------------------------------------
   Name(s):

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

   Address(es):
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                                                                ZIP CODE
   Area Code and
   Telephone Number:
   --------------------------------------------------------------------------
                                   SIGN HERE

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
   Dated:                                                              , 1996
   If Shares will be tendered by book-entry transfer, check box of applicable Book-Entry Facility:

   / /    The Depository Trust Company

   / /    Philadelphia Depository Trust Company

   Account Number:
   --------------------------------------------------------------------------

                                   GUARANTEE

     The undersigned is (1) a member firm of a registered securities exchange;
(2) a member of the National Association of Securities Dealers, Inc.; or (3) a commercial bank or trust company having an office, branch or agency in the United States, and represents that:

     (a) the above-named person(s) has a "net long position" in Shares or "equivalent securities" at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and

     (b) such tender of Shares complies with such Rule 14e-4;

and guarantees that the Depositary will receive certificates for the Shares tendered hereby in proper form for transfer, or Shares will be tendered pursuant to the procedure for book-entry transfer at The Depository Trust Company or Philadelphia Depository Trust Company, in any case, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal (or a manually signed facsimile of them), all within five New York Stock Exchange trading days after the day the
Depositary receives this Notice.
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
  Name of Firm: ___________________________        Address: ______________________
                    Authorized Signature                            Zip Code
                                                   Area Code and
  Name: ___________________________________        Telephone Number: _____________
                    Please Print
  Title: __________________________________        Dated: __________________, 1996

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DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE
SENT WITH YOUR LETTER OF TRANSMITTAL.